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                                                                    Exhibit 23.3



        We hereby consent to the reference to us, as counsel for National City Corporation under the caption "Legal Opinions" in the Prospectus comprising a part of the Company's registration statement on Form S-3.




                                                National City Corporation
                                                Law Department

January 25, 1999
                                                /s/    Carlton E. Langer
                                                ------------------------------
                                                       Carlton E. Langer
                                                   Assistant General Counsel